SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 1, 1998

                            Washington Mutual, Inc..
             (Exact Name of Registrant as specified in its charter)

                                   Washington
                 (State or Other Jurisdiction of Incorporation)

                0-25188                          91-1653725
     (Commission File Number)               (IRS Identification No.)

         1201 Third Avenue, Seattle, Washington            98101
       (Address of Principal Executive Office)        (Postal Code)

                                 (206) 461-2000
               (Registrant's telephone number including area code)

Item 5.  Other Events

         The Board of Directors of Washington Mutual, Inc. (the "Company") has adopted resolutions to effect a 3-for 2 split (the "Stock Split") of the Company's Common Stock, no par value per share ("Common Stock"), in the form of a stock dividend. The additional shares of Common Stock were distributable June 1, 1998, to shareholders of record at the close of business on May 18, 1998.

         In accordance with Rule 416 under the Securities Act of 1933, as amended, and the Telephone Interpretations Manual of the staff of the Securities and Exchange Commission (the "Commission"), the Company hereby adjusts the number of shares of Common Stock registered or to be registered with the Commission as a result of the Stock Split as set forth below (without adjustment for shares of Common Stock that already have been issued or sold in reliance on the Registration Statements):

                           Total Shares        Additional Shares        Total Shares
                        Registered Before       Registered Per        Registered After
File No.                    Stock Split           Stock Split            Stock Split
 33-86840                     7,561,707             3,780,853          11,342,560(1)
 333-37685                   25,293,684            12,646,842          37,940,526(2)
 333-23221
 (Post-Effective No. 1)       7,070,810             3,535,405          10,606,215(3)


  (1) For issuance under the Company's 1994 Stock Option Plan, Incentive Stock Option Plan, Restricted Stock Plan (1986), Employees' Stock Purchase Program, Employee Service Award Plan and Retirement Savings and Investment Plan.

  (2) For resale by former stockholders of Keystone Holdings, Inc. and their transferees on Form S-3.

  (3) For issuance under the Great Western Financial Corporation ("GWFC") 1979 Stock Option and Incentive Plan (the "1979 Plan") and the GWFC 1988 Stock Option and Incentive Plan (the "1988 Plan") on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-23221). The Company assumed the outstanding obligations under the 1979 Plan and the 1988 Plan as successor to GWFC by way of merger of GWFC into a wholly-owned subsidiary of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WASHINGTON MUTUAL, INC.



Date:  June 10, 1998                  By:      /s/ Fay L. Chapman
                                               Fay L. Chapman
                                               Executive Vice President